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                                                                    EXHIBIT 23.2

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of JDS Uniphase Corporation on Form S-4 of our report dated December 15, 1999 on the consolidated financial statements of Optical Coating Laboratory, Inc. and subsidiaries incorporated by reference in the Current Report on Amendment No. 1 to Form 8-K/A of JDS Uniphase Corporation filed on February 10, 2000.

We also consent to the reference to us under the heading "Experts" in the Proxy Statement-Prospectus, which is a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

February 11, 2000
San Jose, California